Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 20, 2015 with respect to the consolidated financial statements of AMERI Holdings, Inc. for the year ended March 31, 2015 included in the Form 8-K filed on June 1, 2015, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Ram Associates

RAM ASSOCIATES

Hamilton, NJ
December 17, 2015